Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of July 2000
                      Distribution Date of August 15, 2000
                            Servicer Certificate #40

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                  $66,632,300.31
Beginning Pool Factor                                        0.1366136

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,525,274.00
     Interest Collected                                    $526,597.17

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $222,782.98
Total Additional Deposits                                  $222,782.98

Repos / Chargeoffs                                         $301,879.18
Aggregate Number of Notes Charged Off                              184

Total Available Funds                                    $5,260,505.41

Ending Pool Balance                                     $61,819,295.87
Ending Pool Factor                                           0.1267457

Servicing Fee                                               $55,526.92

Repayment of Servicer Advances                              $14,148.74

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,492,177.81
     Target Percentage                                          10.00%
     Target Balance                                      $6,181,929.59
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                   ($47,649.66)
     Ending Balance                                      $9,444,528.15

Current Weighted Average APR:                                   9.661%
Current Weighted Average Remaining Term (months):                17.25

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days           $969,600.03       696
                                 31 - 60 days          $321,132.45       213
                                 60+  days             $476,649.94        89

     Total:                                          $1,767,382.42       725

     Balances:                   60+  days           $2,129,800.27        89

Memo Item - Reserve Account
     Prior Month                                     $9,430,277.46
+    Invest. Income                                     $47,649.66
+    Excess Serv.                                       $14,250.69
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,492,177.81

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of July 2000

                                                                               NOTES
                                       (Money Market)
                                            TOTAL          CLASS A - 1       CLASS A - 2        CLASS A - 3      CLASS B NOTES
                                      $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%              0.00%            100.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                 $66,632,300.31
Ending Pool Balance                    $61,819,295.87

Collected Principal                     $4,511,125.26
Collected Interest                        $526,597.17
Charge - Offs                             $301,879.18
Liquidation Proceeds / Recoveries         $222,782.98
Servicing                                  $55,526.92
Cash Transfer from Reserve Account              $0.00
Total Collections Available
  for Debt Service                      $5,204,978.49

Beginning Balance                      $66,632,300.31             $0.00              $0.00     $49,132,300.31    $17,500,000.00

Interest Due                              $377,723.36             $0.00              $0.00        $276,369.19       $101,354.17
Interest Paid                             $377,723.36             $0.00              $0.00        $276,369.19       $101,354.17
Principal Due                           $4,813,004.44             $0.00              $0.00      $4,813,004.44             $0.00
Principal Paid                          $4,813,004.44             $0.00              $0.00      $4,813,004.44             $0.00

Ending Balance                         $61,819,295.87             $0.00              $0.00     $44,319,295.87    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.0000             0.2518            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $5,190,727.80             $0.00              $0.00      $5,089,373.63       $101,354.17

Interest Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                             $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                            $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                           $14,250.69
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $9,492,177.81
(Release) / Draw                          ($47,649.66)
Ending Reserve Acct Balance             $9,444,528.15

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of July 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                 4                   3               2                  1
                                   Mar-00            Apr-00              May-00          Jun-00            Jul-00
Beginning Pool Balance         $94,037,662.68    $84,209,227.43    $78,474,322.06    $72,015,896.82    $66,632,300.31

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $1,765,055.01       $604,908.32       $457,841.20       $178,546.49       $301,879.18
    Recoveries                    $296,984.42       $258,904.11        $41,839.08       $506,889.99       $222,782.98

Total Charged Off (Months 5, 4, 3)                $2,827,804.53
Total Recoveries (Months 3, 2, 1)                   $771,512.05
Net Loss / (Recoveries) for 3 Mos                 $2,056,292.48 (a)

Total Balance (Months 5, 4, 3)                  $256,721,212.17 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   9.6118%

Trigger:  Is Ratio > 1.5%                                   Yes
                                                                         May-00          Jun-00            Jul-00

B)   Delinquency Trigger:                                           $1,989,267.73     $2,474,696.89     $2,129,800.27
     Balance delinquency 60+ days                                        2.53493%          3.43632%          3.19635%
     As % of Beginning Pool Balance                                      3.40413%          3.23046%          3.05587%
     Three Month Average

Trigger:  Is Average > 2.0%                                 Yes

C)   Noteholders Percent Trigger:                       1.8889%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                  No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer